UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):	May 15, 2020

Commission File Number	000-31380

APPLIED MINERALS, INC.
(Exact name of registrant as specified in its charter)

Delaware	82-0096527
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

55 Washington Street, Brooklyn NY	11201
(Address of principal executive offices)	(Zip Code)

(212) 226-4265
(Issuer’s Telephone Number, Including Area Code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230-425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240-14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

Applied Minerals, Inc. (the “Company”) has determined that it will delay its filing of its Quarterly Report on Form 10-Q for the three months ended March 30, 2020 (the “Quarterly Report”) as a result of the outbreak in the United States of the novel coronavirus, COVID-19.

In accordance with the order promulgated by the Securities and Exchange Commission on March 25, 2020 in Release No. 34-88465 relating to the Securities Exchange Act of 1934, as amended, the Company expects to file its Quarterly Report within 45 calendar days of the date of this current report.

The Company is unable to file the Quarterly Report in a timely manner because the city of New York, N.Y., where the Company is headquartered, is currently deemed one of the epicenters of the coronavirus outbreak in the United States. The Company has been following the recommendations of local health authorities to minimize exposure risk for its team members for the past several weeks, including the temporary closures of its offices and having team members work remotely, and, as a result, the Quarterly Report will not be completed by the filing deadline, due to insufficient time to facilitate the internal and external review process.

SIGNATURES

In accordance with the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

APPLIED MINERALS, INC.

Dated:	May 15, 2020	/s/ Christopher T. Carney
By: Christopher T. Carney
Chief Financial Officer